Exhibit 10.9
LOCK UP AGREEMENT
This private instrument, hereinafter referred to as “Agreement”, is made by and between:
AG Telecom Participações S.A., a company with its registered office located at Avenida do Contorno, No. 8.123, Bairro Cidade Jardim, Belo Horizonte, MG, enrolled with the tax payer national registry under number 03.260.334/0001-92, hereafter referred to as “AG Telecom”, represented herein in accordance to its by-laws;
Asseca Participaçoes S.A., a company with its registered office located at Rua Pamplona, No. 818, gropu 92São Paulo, SP, enrolled with the tax payer national registry under number 03.548.276/0001-05, hereafter referred to as “Asseca”, represented herein in accordance to its by-laws;
LF Tel S.A. a company with its registered office located at Avenida. Dr. Chucri Zaidan No. 920, 16º floor, São Paulo, SP, enrolled with the tax payer national registry under number 02.390.206/0001-09, hereafter referred to as “LF Tel”, represented herein in accordance to its by-laws;
Lexpart Participações S.A., a company with its registered office located at Rua Mayrink Veiga No. 9, 12º floor, room 1, Rio de Janeiro, RJ, enrolled with the tax payer national registry under number 03.204.002/0001-90, hereafter referred to as “Lexpart”, represented herein in accordance to its by-laws;
Brasilcap Capitalização S.A., a company with its registered office located at Rua Senador Dantas No. 105, 25° floor, Rio de Janeiro, RJ, , enrolled with the tax payer national registry under number 15.138.043/0001-05, hereafter referred to as “Brasilcap”, represented herein in accordance to its by-laws;
BNDES Participações S.A — BNDESPAR, a company with its headquarters located in Brasília, Federal District, and with office Avenida República do Chile No. 100, 19o and 20o floors, Rio de Janeiro, RJ, enrolled with the tax payer national registry under number 00.383.281/0001-09, hereafter referred to as “BNDESPAR”, represented herein in accordance to its by-laws;
Brasil Veículos Companhia de Seguros, a company with its registered office located at Rua Senador Dantas No. 105, 29° floor, Rio de Janeiro, enrolled with the tax payer national registry under number 01.356.570/0001-81, hereafter referred to as “Brasil Veículos”, represented herein in accordance to its by-laws;
Fundação Atlântico de Seguridade Social, an institution with its registered office located at Rua Lauro Muller No. 116, 29º floor, room 2901, Botafogo, Rio de Janeiro, RJ, enrolled with the tax payer national registry under number 07.110.214/0001-60, hereafter referred to as “Fundação Atlântico”, represented herein in accordance to its by-laws;

Fiago Participações S.A., a company with its registered office located at Avenida Presidente Wilson, No. 231 — 11º floor, enrolled with the tax payer national registry under number 02.335.514/0001-23, hereafter referred to as “Fiago”, represented herein in accordance to its by-laws;
AG Telecom, Asseca, LF Tel, Lexpart, Brasilcap, BNDESPAR, Brasil Veículos, Fundação Atlântico and Fiago hereinafter being referred to collectively as the “Parties” and individually as a “Party”; and
Telemar Participações S.A., a company with its registered office located at Praia de Botafogo 300, 11º floor, room 1101 (part), Rio de Janeiro, RJ, enrolled with the tax payer national registry under number 02.107.946/0001-87, hereafter referred to as “Company”, represented herein in accordance to its by-laws; and for the purposes of this Agreement an intervening party;
Whereas the Company management has proposed a corporate restructuring through which Tele Norte Leste Participações S.A. (“TNL”), a controlled subsidiary of the Company, will ask its shareholders to approve a corporate transaction under Brazilian corporate law known as incorporação de ações (or stock swap).
Whereas if the stock swap is consummated, TNL shareholders (other than the Company) will exchange their TNL shares for common shares newly issued by the Company, causing TNL to become a wholly-owned subsidiary of Company.
Whereas for the purpose of implementing the stock swap the Company filed with the Securities and Exchange Commission of the United States of America a registration statement on Form F-4 (Registration No. 333-133992) registering the Company’s common shares to be issued pursuant to the stock swap.
Whereas the management of the Company and of TNL have recommended the Parties not to sell or offer to sell the common shares, and derivatives thereof, of the Company held by the Parties in any stock market or stock exchange, until six months after the date approval of the stock swap by the shareholders of the Company in accordance with Brazilian laws, since such transactions could adversely affect the stock swap.
Whereas each Party agrees to attend the recommendation of the Company and of TNL and, consequently, agrees not to sell or offer to sell in any stock market or stock exchange the common shares, and derivatives thereof, of the Company it holds, during six months after the date of approval of the stock swap by the shareholders of the Company in accordance with Brazilian laws;
Now therefore, in reliance upon the representations, warranties and covenants made herein and in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. In recognition of the benefit that the stock swap will confer upon the Company, each Party agrees and undertakes before each other party and the Company not to, during a period of 180 (one hundred and eighty) days commencing on the date of the Shareholders’ Meeting of the Company approving the stock swap in accordance with Brazilian laws (“Restriction Period”), sell or offer to sell in any stock market or stock exchange the common shares, and derivatives thereof, issued by the Company which such Party holds on the date of effectiveness of this Agreement as specified in paragraph 3 below (“Restricted Securities”). Derivatives for the purpose hereof shall mean the bonds and securities traded in futures markets or other instruments for which securities issued by the Company serve as underlying or referenced assets.
2. Each Party also agrees that this Agreement shall be filed with the Company in its headquarters and any transaction involving the Restricted Securities not permitted by the terms of this Agreement shall be null and void ab initio, and the Company shall instruct the registrar agent of the Restricted Securities not to transfer ownership of any Restricted Security in violation of this Agreement. The Parties hereby instruct the Company to file this Agreement with the transfer agent of the Restricted Securities for the purposes hereof and pursuant to the article 118 of the Brazilian Federal Law No. 6,404/76 as amended.
3. The Parties execute this Agreement under suspensive condition (condição suspensiva), in accordance with article 125 of Brazilian Federal Law No. 10.406, as of January 10th, 2002 (the Brazilian Civil Code), being the effectiveness of this Agreement conditioned to the approval of the stock swap by the shareholders of the Company in accordance with applicable laws. Furthermore, this Agreement shall automatically terminate upon the termination of the Restriction Period.
4. All notices or other communication arising from or in connection with this Agreement shall be in writing and delivered by hand, registered or certified mail, or express delivery service, return receipt requested, to the addresses set out in the preamble of this Agreement. Notices shall be deemed to have been given for the purposes of this Agreement on the day such notice is sent.
5. Wherever possible, each provision of this Agreement shall be construed in such a manner as to be valid and effective under applicable law. If, however, any provision hereof is found to be invalid or void, it shall be invalid or void only to the extent required by law, and no other provisions hereof shall be affected or impaired thereby but shall continue in full force and effect.
6. The Parties hereby elect the courts of the City of Rio de Janeiro, State of Rio de Janeiro, for the resolution of any disputes arising out of this Agreement, to the exclusion of all other court, however privileged it may be.
In witness whereof, the Parties to this Agreement and the Company by their duly authorized representatives have executed this Agreement in 10 (ten) counterparts before the undersigned witnesses.
Rio de Janeiro, 20 de setembro de 2006.

In the capacity of shareholder of the Company:

AG Telecom Participações S.A.	Asseca Participaçoes S.A.

LF Tel S.A.	Lexpart Participações S.A.

Brasilcap Capitalização S.A.	BNDES Participações S.A — BNDESPAR

Brasil Veículos Companhia de Seguros	Fiago Participações S.A.

Fundação Atlântico de Seguridade Social
In the capacity of intervening party:

Telemar Participações S.A.
In the capacity of Witnesses:

Name:	Name:
Id. Number:	Id. Number: